Exhibit 32.2

COO Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Richard Freeman, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-K report for IGEN Networks for the fiscal year ended December 31, 2013 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act  and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the IGEN Networks.

April 14, 2014

/s/ Richard Freeman

Richard Freeman
Director, COO